UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 11, 2011, an amendment to a Schedule 13D (the “Schedule 13D”) was filed by Robert C. Penny III and Robert W. Foskett concerning shares of Class A Common Stock, par value $0.01, and Class B Common Stock, par value $0.01, of Westell Technologies, Inc. (the “Company”). The Schedule 13D reported that on February 11, 2011, Mr. Foskett replaced Melvin J. Simon as co-trustee of the Voting Trust formed pursuant to the Voting Trust Agreement, dated February 23, 1994, as amended, among Mr. Penny, Mr. Simon and certain members of the Penny family and the Simon family (the “Voting Trust”). Mr. Penny continues to serve as the other co-trustee of the Voting Trust. Messrs. Penny and Foskett both currently serve as directors of the Company.

The Schedule 13D indicates that the shares of Class A Common Stock beneficially owned by Messrs. Penny and Foskett reflect shares acquired through equity incentive grants from the Company and open market purchases. The 13,570,175 shares of Class B Common Stock reported as beneficially owned by Messrs. Penny and Foskett and held in the Voting Trust have been held in the Voting Trust since prior to the time of the Company’s initial public offering. Messrs. Penny and Foskett, as co-trustees of the Voting Trust, have joint voting and dispositive power as to all the shares held in the Voting Trust, but disclaim beneficial ownership with respect to such shares except to the extent of their respective pecuniary interests therein. The 13D reported Mr. Penny’s beneficial ownership of 165,506 shares of Class A Common Stock (including options to purchase 37,000 shares that are exercisable within 60 days) and 13,570,175 shares of Class B Common Stock. Mr. Penny reports sole voting and dispositive power as to all the shares of Class A Common Stock and shared voting and dispositive power as to all the shares of Class B common Stock. While the shares of Class A Common Stock reported as beneficially owned by Mr. Penny represent less than 1% of the Company’s Class A Common Stock, the shares of Class B Common Stock represent 48.3% of the total voting power of the Company based on the shares outstanding as of January 12, 2011. The 13D reported Mr. Foskett’s beneficial ownership of 30,000 shares of Class A Common Stock and 14,555,814 shares of Class B Common Stock on the Schedule 13D. Mr. Foskett reports sole voting and dispositive power as to all the shares of Class A Common Stock and as to 985,639 shares of Class B Common Stock, and shared voting and dispositive power as to 13,570,175 shares of Class B Common Stock. While the shares of Class A Common Stock reported as beneficially owned by Mr. Foskett represent less than 1% of the Company’s Class A Common Stock, the shares of Class B Common Stock represent 51.8% of the total voting power of the Company based on the shares outstanding as of January 12, 2011.

Members of the Penny family who are beneficiaries under the Voting Trust are parties to a stock transfer restriction agreement that prohibits the beneficiaries from transferring any Class B Common Stock, or their beneficial interests in the Voting Trust, without first offering such Class B Common Stock to the other members of the Penny family. Certain Penny family members also own or are beneficiaries of trusts that own shares outside of the Voting Trust. As co-trustees of the Voting Trust and other trusts, Messrs. Penny and Foskett control a majority of the voting power of the Company and can determine the outcome of corporate transactions or other matters that require majority stockholder approval.

For additional information regarding the share ownership information reported please refer to the text of the Schedule 13D, which was filed with the Securities and Exchange Commission on February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: February 15, 2011	By:	/s/ Brian S. Cooper
Brian S. Cooper

Chief Financial Officer, Treasurer and Secretary